Exhibit 21


INNOVATIVE MEDICAL SERVICES
SUBSIDIARIES OF THE REGISTRANT





NAME                                       STATE OF INCORPORATION

Export Company of America, Inc. (EXCOA)    Nevada

Ampromed Comercio Importacao
      E Exportacao Ltda                    A Brazilian Limited Liability Company
         (AMPROMED)                          Rio de Janeiro, Brazil

Nutripure.com                              Nevada

ETIH2O Corporation                         Nevada




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